Exhibit 4.5
                                       -1-

                                SECOND AMENDMENT
                          TO REVOLVING CREDIT AGREEMENT

         Second Amendment to Revolving Credit Agreement dated as of July 27, 1995 (the "SECOND AMENDMENT"), by and among SPECIALTY RETAILERS, INC., a Delaware corporation ("SRI"), PALAIS ROYAL, INC., a Texas corporation (the "BORROWER"), THE FIRST NATIONAL BANK OF BOSTON and the other lending institutions listed on SCHEDULE 1 to the Credit Agreement (as hereinafter defined) (the "BANKS") and THE FIRST NATIONAL BANK OF BOSTON, as agent for the Banks (in such capacity, the "AGENT"), amending certain provisions of the Revolving Credit Agreement dated as of March 31, 1995 (as amended and in effect from time to time, the "CREDIT AGREEMENT") by and among SRI, the Borrower, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, SRI, the Borrower, the Banks and the Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Second Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         ss.1. AMENDMENT TO ss.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "Subordinated Debt" is hereby amended by inserting immediately after the words "The Senior Subordinated Notes" in the first sentence of such definition a comma and the words "the SRI Subordinated Notes"; and

         (b) By inserting the following definitions in the appropriate alphabetical order:

                           "SRI SUBORDINATED NOTES. The 11% Series C Senior
                  Subordinated Notes Due 2003 and the 11% Series D Senior Subordinated Notes Due 2003, issued pursuant to the SRI Subordinated Notes Indenture in aggregate principal amount not to exceed $18,250,000."

                           "SRI SUBORDINATED NOTES INDENTURE. The Indenture,
                  dated as of July 27, 1995, entered into between SRI and The First National Bank of Boston as Trustee in connection with the issuance of the SRI Subordinated Notes, in the form of the counterpart previously delivered to the Agent, and as amended, supplemented or modified from time to time as permitted by ss.8.9."
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         ss.2. AMENDMENT TO ss.7 OF THE CREDIT AGREEMENT. Section 7 of the
Credit Agreement is hereby amended by inserting immediately after ss.7.13 the following:

                  ss.7.14. USE OF PROCEEDS OF SRI SUBORDINATED NOTES. SRI will use the proceeds of the SRI Subordinated Notes solely for general corporate purposes, including permitted acquisitions, of SRI and its Subsidiaries.

         ss.3. AMENDMENT TO ss.8 OF THE CREDIT AGREEMENT. Section 8 of the Credit Agreement is hereby amended as follows:

         (a) Section 8.4 of the Credit Agreement is hereby amended by deleting the text of ss.8.4 in its entirety and substituting in place thereof the words "Neither SRI nor the Borrower will make any Distributions to any Person other than ARI or any of its Subsidiaries."; and

         (b) Section 8.5.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" which appears immediately before the letter "(d)" in the first sentence (tenth line) of ss.8.5.2 and (ii) inserting immediately after the words "in any fiscal year" at the end of ss.8.5.2 the words "and (e) the disposition of assets to ARI or any of its Subsidiaries".

         ss.4. CONDITIONS TO EFFECTIVENESS. This Second Amendment shall not become effective until the Agent receives the following:

                  (a) a counterpart of this Second Amendment executed by SRI, the Borrower, the Banks and the Agent;

                  (b) a copy of the SRI Subordinated Notes Indenture and the SRI Subordinated Notes, which SRI Subordinated Notes Indenture and SRI Subordinated Notes shall be in form and substance satisfactory to the Agent;

                  (c) evidence satisfactory to the Agent of the effectiveness of the SRI Subordinated Notes Indenture;

                  (d) corporate resolutions of each of SRI and the Borrower authorizing the transactions contemplated by this Second Amendment and the SRI Subordinated Notes Indenture;

                  (e) a legal opinion of Kirkland & Ellis, counsel to SRI and the Borrower, as to authorization, execution and delivery of this Second Amendment, the SRI Subordinated Notes and SRI Subordinated Notes Indenture and an opinion that the Indebtedness incurred pursuant to the SRI Subordinated Notes Indenture constitutes Subordinated Debt; and

                  (f) an amended and restated side letter between the Banks, the Agent and the Borrower as to repayments under the Credit Agreement.

         ss.4. REPRESENTATIONS AND WARRANTIES. Each of SRI and the Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in ss.6 of the

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Credit Agreement, PROVIDED, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.

         ss.5. RATIFICATION, ETC. Except as expressly amended hereby, the Credit Agreement and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this Second Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         ss.6. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of SRI, the Borrower or any rights of the Agent or the Banks consequent thereon.

         ss.7. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         ss.8. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       -4-

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as a document under seal as of the date first above written.

                                         SPECIALTY RETAILERS, INC.

                                         By: JERRY C. IVIE
                                         Title: Senior Vice President,
                                                Secretary and Treasurer

                                         PALAIS ROYAL, INC.

                                         By: RONALD H. SELLS
                                         Title: VP Controller

                                         THE FIRST NATIONAL BANK
                                            OF BOSTON, individually and
                                            as Agent

                                         By: BRIAN GARRETY
                                         Title: Vice President

                                         UNION BANK

                                         By: ANITA HOLLINGSWORTH
                                         Title: Vice President

                                       -5-

                            RATIFICATION OF GUARANTY

         The undersigned guarantor (the "Guarantor") hereby acknowledges and consents to the foregoing Second Amendment as of July 27, 1995 and agrees that the Guaranty dated as of March 31, 1995, in favor of the Agent for the benefit of the Agent and the Banks, and all other Loan Documents to which the Guarantor is a party remain in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                                         SPECIALTY RETAILERS, INC.

                                       By: JERRY C. IVIE
                                       Title: Senior Vice President,
                                              Secretary and Treasurer